FS BANCORP, INC. AND SUBSIDIARY

EXHIBIT 32

SECTION 1350 CERTIFICATION

Each of the undersigned hereby certifies in his capacity as an officer of FS Bancorp, Inc. (the “Company”) that the Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2012, fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and periods presented in the financial statements included in such report.

November 13, 2012	By:	/s/Joseph C. Adams
Joseph C. Adams
Chief Executive Officer

November 13, 2012	By:	/s/Matthew D. Mullet
Matthew D. Mullet
Secretary, Treasurer and
Chief Financial Officer